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Press Release	Source: Platinum Studios, Inc.

Beloved Italian Comic Book ''Dylan Dog'' to Become Feature Film

Monday May 12, 9:00 am ET

Former Licensing and Merchandising Exec Who Launched Fox's ''The Simpsons'' and Sony's ''Spider-Man'' and ''Spider-Man 2'' to Handle Worldwide Licensing

LOS ANGELES--(BUSINESS WIRE)--Ashok Amritraj’s Hyde Park Entertainment Group and Platinum Studios Inc. (OTCBB:PDOS - News) have entered into an agreement for the co-production of the motion picture “Dead of Night” based on the best-selling Italian comic book series, ‘Dylan Dog’ created by Tiziano Sclavi. Published since 1986 by Sergio Bonelli Editore, the comic series has sold more than 56 million units worldwide and has been translated into 17 languages. The companies’ goal is for Dylan Dog to become a motion picture franchise.

Brandon Routh (‘Superman Returns’) is set to star as ‘Dylan’ – a private investigator who is drawn into the world of the undead.

Kevin Munroe (2007’s re-imagining of ‘Teenage Mutant Ninja Turtles’) will direct a script by Joshua Oppenheimer and Thomas Dean Donnelly (‘Sahara’).

Hyde Park chairman and CEO, Amritraj will produce alongside Platinum Studios’ chairman and CEO, Scott Mitchell Rosenberg, who brought the billion dollar “Men In Black” franchise to Sony. Platinum Studios’ Rich Marincic will co-produce and Hyde Park’s Patrick Aiello will executive produce. Former Universal Pictures senior executive Randy Greenberg of the Greenberg Group will executive produce. SAF Comics president, Ervin Rustemagic, will also executive produce.

Platinum Studios’ film and TV division has various other properties in development at major film studios, including “Atlantis Rising” at DreamWorks with Kurtzman/Orci (“Transformers”) set to produce, “Cowboys & Aliens” again at DreamWorks with Kurtzman/Orci partnering with Universal Pictures and Imagine Entertainment, and “Unique” at Walt Disney Pictures.

Al Ovadia & Associates has been hired by Platinum Studios and Hyde Park as worldwide agent for merchandising both the Picture and the comic book property. The company’s President, Al Ovadia, is the former head of both 20th Century Fox and Sony Pictures Entertainment Consumer Products. Ovadia has managed a number of the entertainment industry's successful merchandising programs including Fox’s global launch of The Simpsons, as well as Columbia Pictures' Spider-Man and Spider-Man 2 feature films.

About Platinum Studios, Inc.

Platinum Studios (OTCBB:PDOS) is an entertainment company that controls an international library of comic book characters from all over the world, which it adapts, produces and licenses for all forms of media including print, film, online, mobile/wireless, gaming, and merchandising. Platinum Studios' library contains more than 5,600 characters spanning a full range of genres and styles, and also includes properties such as www.DrunkDuck.com, the industry's preeminent webcomics community. Working with leading companies in the entertainment and new media sectors, Platinum believes it is well positioned to emerge as one of the front-runners in the creation of new content across all media platforms.

To learn more about the company and to sign up for our newsletter, please visit our website at http://www.platinumstudios.com/news/index.php.

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Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Although expected, actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of Platinum Studios and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting Platinum Studios and its operations; its markets, products, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently, and other factors detailed in reports filed by Platinum Studios with the SEC.

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Platinum Studios, Inc.
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Source: Platinum Studios, Inc.

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